                                                                    EXHIBIT 3.03
                               CHIRON CORPORATION
                              AMENDED BYLAWS INDEX

ARTICLE I  OFFICES..............................................................................           1
                 1.1  Registered Office.........................................................           1
                 1.2  Other Offices.............................................................           1
                 1.3  Governance Agreement......................................................           1

ARTICLE II  MEETINGS OF STOCKHOLDERS............................................................           1
                 2.1  Place.....................................................................           1
                 2.2  Annual Meetings...........................................................           1
                 2.3  Annual Meeting Notice.....................................................           1
                 2.4  List of Stockholders Entitled to Vote.....................................           1
                 2.5  Special Meetings..........................................................           1
                 2.6  Special Meeting Notice....................................................           2
                 2.7  Special Meeting Business..................................................           2
                 2.8  Quorum and Adjourned Meetings.............................................           2
                 2.9  Votes Required............................................................           2
                2.10  Voting....................................................................           2
                2.11  Consent to Shareholder Action.............................................           2
                2.12  Nomination of Directors...................................................           2
                2.13  Stockholder Proposal......................................................           3

ARTICLE III  BOARD OF DIRECTORS.................................................................           3
                 3.1  Number, Tenure and Qualification..........................................           3
                 3.2  Vacancies.................................................................           3
                 3.3  Powers....................................................................           3
                 3.4  Place of Meetings.........................................................           3
                 3.5  First Meeting.............................................................           3
                 3.6  Regular Meetings..........................................................           4
                 3.7  Special Meetings..........................................................           4
                 3.8  Quorum....................................................................           4
                 3.9  Action without Meeting....................................................           4
                3.10  Participation by Telephone................................................           4
                3.11  Committees................................................................           4
                3.12  Committee Minutes.........................................................           4
                3.13  Compensation of Directors.................................................           4
                3.14  Removal of Directors......................................................           5
                3.15  Approval Required for Certain Actions.....................................           5
                3.16  Strategic Planning Process................................................           5
                3.17  Operating Planning Process................................................           5
                3.18  Measurement Standards.....................................................           5

ARTICLE IV  NOTICES.............................................................................           5
                 4.1  Delivery..................................................................           5
                 4.2  Waiver....................................................................           5

ARTICLE V  OFFICERS.............................................................................           5
                 5.1  Number....................................................................           5
                 5.2  Appointment...............................................................           6
                 5.3  Other Officers............................................................           6
                 5.4  Salaries..................................................................           6
                 5.5  Term; Vacancies...........................................................           6
                 5.6  Chairman..................................................................           6
                 5.7  Vice Chairman.............................................................           6
                 5.8  President.................................................................           6
                 5.9  Execution of Documents....................................................           6
                5.10  Vice President............................................................           6
                5.11  Secretary.................................................................           6
                5.12  Assistant Secretary.......................................................           7
                5.13  Treasurer.................................................................           7
                5.14  Disbursement of Funds; Reports............................................           7
                5.15  Bond......................................................................           7
                5.16  Assistant Treasurer.......................................................           7

ARTICLE VI  CERTIFICATES OF STOCK...............................................................           7
                 6.1  Certificate of Stock......................................................           7
                 6.2  Facsimile Signatures......................................................           8
                 6.3  Lost Certificates.........................................................           8
                 6.4  Transfer of Stock.........................................................           8
                 6.5  Fixing Record Date........................................................           8
                 6.6  Registered Stockholders...................................................           8

ARTICLE VII  GENERAL PROVISIONS.................................................................           8
                 7.1  Dividends.................................................................           8
                 7.2  Reserves..................................................................           9
                 7.3  Checks....................................................................           9
                 7.4  Fiscal Year...............................................................           9
                 7.5  Seal......................................................................           9
                 7.6  Indemnification...........................................................           9
                 7.7  Books and Records.........................................................           9

ARTICLE VIII  AMENDMENTS........................................................................           9

                                 AMENDED BYLAWS
                                       OF
                               CHIRON CORPORATION
                                   ARTICLE I
                         OFFICES AND OTHER ARRANGEMENT

    1.1   REGISTERED  OFFICE.   The registered  office shall  be in  the City of
Wilmington, County of New Castle, State of Delaware.

    1.2  OTHER OFFICES.   The Corporation  may also have  offices at such  other
places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

    1.3 GOVERNANCE AGREEMENT. The Corporation is party to that certain Governance Agreement dated as of November 20, 1994 (as the same shall be amended from time to time, the "Governance Agreement") among CIBA-GEIGY Limited, a corporation organized under the laws of Switzerland, Ciba-Geigy Corporation, a New York corporation, and the Corporation. The Governance Agreement contains certain provisions regarding the ongoing governance and operations of the Corporation, which are incorporated in these Bylaws as provided below. All capitalized terms used in these Bylaws and not otherwise defined herein shall have the meanings assigned to them in the Governance Agreement.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

    2.1. PLACE. All meetings of the stockholders for the election of directors shall be held in the City of Emeryville, State of California, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

    2.2 ANNUAL MEETINGS. Annual meetings of stockholders shall be held on the third Thursday in May if not a legal holiday, and, if a legal holiday, then on the next secular day following, at 10:00 A.M., or such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which the stockholders shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

    2.3 ANNUAL MEETING NOTICE. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

    2.4 LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

    2.5   SPECIAL MEETINGS.    Special meetings  of  the stockholders,  for  any
purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

    2.6 SPECIAL MEETING NOTICE. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty
(60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

    2.7   SPECIAL MEETING BUSINESS.   Business transacted at any special meeting
of stockholders shall be limited to the purposes stated in the notice.

    2.8 QUORUM AND ADJOURNED MEETINGS. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat who are present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

    2.9 VOTES REQUIRED. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, provided, however, that the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and actually voting on the merits of the question and not abstaining or withholding authority to vote shall decide the election of any director and any question submitted for a vote by act of the Board of Directors, pursuant to Section 3.8 of the By-laws provided, further, however, that if the question is one upon which by express provision of law or of the Certificate of Incorporation or these By-laws, a different vote is required, such express provision shall govern and control the decision of such question.

    2.10 VOTING. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

    2.11 CONSENT TO SHAREHOLDER ACTION. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

    2.12 NOMINATION OF DIRECTORS. Nominations for election to the Board of Directors must be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Nominations, other than those made by the Board of Directors of the Corporation, must be preceded by notification in writing in fact received by the Secretary of the Corporation not less than twenty (20) days prior to any meeting of stockholders called for the election of directors. Such notification shall contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee.

    2.13 STOCKHOLDER PROPOSALS. Proposals regarding matters other than nomination of directors and other than those made by the Board of Directors of the Corporation, must be preceded by notification in writing in fact received by the Secretary of the Corporation not less than twenty (20) days prior to any annual meeting of stockholders. Such notification shall contain the following information as to the proposed action:

        (a) a description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

        (b) the name and address as they appear on the corporation's books of the stockholder proposing such business,

        (c) the class and number of shares of the corporation which are beneficially owned by such stockholder, and

        (d) any material interest of such stockholder in such business.

    The presiding officer of the meeting shall have the authority to determine and declare to the meeting that a matter not preceded by notification made in accordance with the foregoing procedure shall be disregarded.

                                  ARTICLE III
                               BOARD OF DIRECTORS

    3.1 NUMBER, TENURE AND QUALIFICATION. The number of directors which shall constitute the whole board shall be eleven (11). Section 2.01 of the Governance Agreement sets forth certain provisions regarding the number, tenure and qualification of directors, which provisions are incorporated herein and made a part of these Bylaws. Subject to said Section 2.01 and except as otherwise provided in Section 3.2 of this Article III, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting of the stockholders, and each director elected shall hold office until his or her successor is elected and qualified or until his earlier resignation, removal from office, death or incapacity. Directors need not be stockholders.

    3.2 VACANCIES. Section 2.01 of the Governance Agreement sets forth certain provisions regarding filling vacancies and newly created directorships on the Board of Directors, which provisions are incorporated herein and made a part of these Bylaws. All vacancies and newly created directorships shall be filled in accordance with the terms of said Section 2.01.

    3.3 POWERS. The business of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

    3.4 PLACE OF MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

    3.5 FIRST MEETING. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

    3.6  REGULAR MEETINGS.   Regular meetings of the  Board of Directors may  be
held without notice at such time and at such place as shall from time to time be determined by the Board.

    3.7 SPECIAL MEETINGS. Special meetings of the Board may be called by the President on four (4) days' notice to each director by mail or forty-eight (48) hours' notice to each director either personally or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two (2) directors unless the Board consists of only one director, in which case special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of the sole director.

    3.8 QUORUM. At all meetings of the Board a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

    3.9  ACTION WITHOUT MEETING.

        (a) Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

        (b) Section 2.03(d) of the Governance Agreement sets forth certain provisions regarding the requirement that action by the committees of the Board of Directors be taken at a meeting thereof, which provisions are incorporated herein and made a part of these Bylaws.

    3.10 PARTICIPATION BY TELEPHONE. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

    3.11 COMMITTEES. Section 2.03 of the Governance Agreement provides that the following committees of the Board of Directors shall be formed and administered: (i) an Audit Committee; (ii) a Nominating Committee; (iii) a Strategic Planning Committee; (iv) a Compensation Committee; and (v) a Stock Option Plan Administration Committee. Such committees of the Board of Directors shall be formed, maintained and administered in accordance with the terms of said Section 2.03 of the Governance Agreement, which provisions are incorporated herein and made a part of these Bylaws. All committees of the Board of Directors not specifically provided for in said Section 2.03 shall be constituted in accordance with Section 2.03(c) of the Governance Agreement.

    3.12 COMMITTEE MINUTES. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

    3.13 COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

    3.14 REMOVAL OF DIRECTORS. Section 2.01 of the Governance Agreement sets forth certain provisions regarding the number, tenure and qualification of directors, which provisions are incorporated herein and made a part of these Bylaws. Subject to said Section 2.01 and unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

    3.15 APPROVAL REQUIRED FOR CERTAIN ACTIONS. Section 2.04 of the Governance Agreement sets forth certain approval rights for Ciba and the Investor Directors with respect to certain actions proposed to be taken or affected by the Corporation or any of its Subsidiaries. Neither the Corporation nor any of its Subsidiaries shall take or effect any of such actions without having first obtained such approvals.

    3.16 STRATEGIC PLANNING PROCESS. Section 2.10 of the Governance Agreement sets forth certain provisions regarding the preparation from time to time of a three-year Strategic Plan by the management of the Corporation and the consideration and approval of such Strategic Plan by the Board of Directors, which provisions are incorporated herein and made a part of these Bylaws.

    3.17 OPERATING PLANNING PROCESS. Section 2.11 of the Governance Agreement sets forth certain provisions regarding the preparation from time to time of an Operating Plan by the management of the Corporation and the consideration and approval of such Operating Plan by the Board of Directors, which provisions are incorporated herein and made a part of these Bylaws.

    3.18 MEASUREMENT STANDARDS. Section 2.12 of the Governance Agreement sets forth certain provisions regarding the adoption of Measurement Standards by the Board of Directors for each fiscal year. In addition, such Section 2.12 sets forth certain provisions regarding approval rights and procedures to be followed in the event that Measurement Standards shall not have been approved by the Board of Directors in a timely manner or in the event that the Management Standards shall not have been met at any time by the Corporation. Said provisions are incorporated herein and made a part of these Bylaws.

                                   ARTICLE IV
                                    NOTICES

    4.1 DELIVERY. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail addressed to such director or stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

    4.2 WAIVER. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V
                                    OFFICERS

    5.1 NUMBER. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President and a Secretary. The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries, Treasurers, and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

    5.2 APPOINTMENT. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President and a Secretary and may choose a Vice President and a Treasurer. Nothing in these Bylaws shall limit the authority of the Board of Directors to determine from time to time the powers and duties of any officer, employee or agent of the Corporation.

    5.3 OTHER OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

    5.4 SALARIES. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

    5.5 TERM; VACANCIES. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation may only be filled by the Board of Directors.

    5.6 CHAIRMAN. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors at which the Chairman shall be present. The Chairman shall have and may exercise such powers as are, from time to time, assigned to the Chairman by the Board of Directors and as may be provided by law.

    5.7 VICE CHAIRMAN. The Vice Chairman shall be the Chief Executive Officer of the Corporation and shall have and may exercise such powers as are from time to time assigned to the Vice Chairman by the Board of Directors and as may be provided by law. In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at all meetings of the Board of Directors at which the Vice Chairman shall be present.

    5.8 PRESIDENT. The President shall be the Chief Operating Officer of the Corporation and may exercise such powers as are, from time to time, assigned to the President by the Vice Chairman. In the absence of the Vice Chairman or in the event of the Vice Chairman's inability or refusal to act, the President shall perform the duties of the Vice Chairman, and when so acting, shall have all the powers of and be subject to all of the restrictions upon the Vice Chairman.

    5.9 EXECUTION OF DOCUMENTS. The Vice Chairman shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

    5.10 VICE PRESIDENT. In the absence of the Vice Chairman and the President or in the event that both of them are unable or refuse to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the Vice Chairman, and when so acting, shall have all of the powers of and be subject to all of the restrictions upon the Vice Chairman. The Vice President shall perform such other duties and shall have such other powers as the Vice Chairman may from time to time prescribe.

    5.11 SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation and the

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Secretary, or an Assistant Secretary, shall have authority to affix the same  to any instrument requiring it and when so affixed, it may be attested by the Secretary's signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature.

    5.12 ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Vice Chairman may from time to time prescribe.

    5.13 TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

    5.14 DISBURSEMENT OF FUNDS; REPORTS. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

    5.15 BOND. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of that office and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in possession or under control of the Treasurer belonging to the Corporation.

    5.16 ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Vice Chairman may from time to time prescribe.

                                   ARTICLE VI
                             CERTIFICATES OF STOCK

    6.1 CERTIFICATE OF STOCK. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

    Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

    If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the

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foregoing  requirements,  there may  be set  forth on  the face  or back  of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

    6.2 FACSIMILE SIGNATURES. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

    6.3 LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

    6.4 TRANSFER OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

    6.5 FIXING RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. The record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is given. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting: provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

    6.6 REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII
                               GENERAL PROVISIONS

    7.1 DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

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    7.2  RESERVES.  Before payments of any dividend, there may be set aside  out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

    7.3 CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

    7.4 FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

    7.5 SEAL. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the Corporation and the year of its organization. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

    7.6 INDEMNIFICATION. The Corporation shall indemnify to the full extent permitted by, and in the manner permissible under, the laws of the State of Delaware any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, his testator or intestate is or was a director of the Corporation or any predecessor of the Corporation, or served any other enterprise as a director or officer at the request of the corporation or any predecessor of the Corporation. Expenses incurred by a director of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that such director is or was a director of the Corporation (or was serving at the Corporation's request as a director or officer of another corporation) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that such director is not entitled to be indemnified by the Corporation as authorized by relevant sections of the General Corporation Law of Delaware.

    The foregoing provisions of this Article VII shall be deemed to be a contract between the Corporation and each director who serves in such capacity at any time while this Bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

    The Board of Directors in its discretion shall have power on behalf of the Corporation to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that such person, his testator or intestate, is or was an officer or employee of the Corporation.

    The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this Article VII.

    7.7 BOOKS AND RECORDS. Any stockholder or any director shall have the right to inspect the books and records of the Corporation to the full extent permitted by, and subject to the terms and conditions of, the General Corporation Law of Delaware.

                                  ARTICLE VIII
                                   AMENDMENTS

    8.1 These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such

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alteration,  amendment, repeal  or adoption  of new  bylaws be  contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws. Notwithstanding any provision in these Bylaws to the contrary, in no event so long as the Governance Agreement shall be in effect shall any provision of these Bylaws be altered, amended or repealed or new bylaws adopted by the stockholders or by the Board of Directors in a manner that would be inconsistent with the terms and conditions of the Governance Agreement.

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